Consent of Independent Certified Public Accountants

First Investors Multi-State Insured Tax Free Fund
95 Wall Street

New York, New York  10005

         We consent to the use in Post-Effective Amendment No. 25 to the Registration Statement on Form N-1A (File No. 33-4077) of our report dated January 31, 2000 relating to the December 31, 1999 financial statements of First Investors Multi-State Insured Tax Free Fund, which are included in said Registration Statement.




                                               /s/ TAIT, WELLER & BAKER
                                               TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
April 25, 2000